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                                                                   Exhibit 10.22





                               SIXTH AMENDMENT TO
                            MASTER SERVICES AGREEMENT

Confidential Treatment. The portions of this exhibit that have been replaced with "[*****]" have been filed separately with the Securities and Exchange Commission and are the subject of an application for confidential treatment.

         This Sixth Amendment ("Sixth Amendment") is effective as of the _____ day of January, 2001 ("Sixth Amendment Effective Date") and amends and supplements that certain Master Services Agreement, as amended (the "Agreement") dated as of December, 1999, by and between VALOR TELECOMMUNICATIONS ENTERPRISES, LLC (as successor to Valor Telecommunications Southwest, LLC, successor to dba Communications LLC) ("Client") and ALLTEL INFORMATION SERVICES, INC. ("ALLTEL").

                              W I T N E S S E T H:

         WHEREAS, Client desires to obtain additional services from ALLTEL and ALLTEL is wiling to provide such services pursuant to the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties agree as follows:

1.       The following new Section 7 shall be added to Exhibit A to the
         Agreement:

         "7. CD-ROM BILLING SERVICES. ALLTEL shall provide certain business customers of Client (as set forth in Section 7.2 hereof) with the ability to receive bills in both a printed format and CD-ROM (as described in Section 7.1 hereof).

                  7.1      DESCRIPTION OF CD-ROM BILLING SERVICES.

                           (a) ALLTEL will take data from the bill image (current paper bill print) and write that data to a file after each bill cycle. The data will then be burned onto a CD-ROM in a format that will allow for viewing with Microsoft Word, Microsoft Excel, and/or Microsoft Access. ALLTEL will not be responsible for providing software necessary for the end-user to read or manipulate the file. The file format will be comma-delimited and will be accessible by software packages that can open and manipulate comma-delimited files. ALLTEL will work with a Client representative to explain how the file can be read, so in turn Client can respond to any customer questions regarding the reading of the CD-ROM.

                           (b) The CD-ROM format will only consolidate or disperse billing accounts to the degree in which such accounts are consolidated and dispersed through the account setup in CAMS. The exit criteria for completing the development work on the CD-ROM is the ability for Client's customers to receive a copy of their bill on a CD-ROM in the comma-delimited file format including the accuracy and completeness of the data elements currently received on their paper bill. Changes within the CD-ROM will be reflected only upon completion of updates within CAMS. If requests are made to access or produce the CD-ROM bill from previous months, the bill

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                                    data will be presented as it was on the
                                    initial paper or CD-ROM bill. Changes made subsequent to the completion of a bill cycle will not be taken into consideration for the purpose of bill presentation on either the paper of CD-ROM version of the of the bill. Conversely, changes made in CAMS with respect to billed numbers, accounts and hierarchies will be reflected on the CD-ROM.

                           (c) ALLTEL will mail the CD-ROM to the same destination that is set up within CAMS for the delivery of the customer's paper bill.

                           (d) ALLTEL will continue to produce paper bills for all of Client's customers. including those that have opted for the CD-ROM billing format, until Customer notifies ALL TEL in writing that a specific Client customer's paper bill should be suppressed.

                  7.2 CUSTOMERS TO WHICH CD-ROM BILLING SERVICES WILL BE PROVIDED. Client shall work with its current customer base to ensure that corporate hierarchies are set up correctly. After the hierarchies are set up. Client will notify ALLTEL in writing to begin sending the CD-ROM to the selected customers. Initially, CD-ROM will be produced for the following Client business customers:

                                    City of Texarkana
                                    South Plains College
                                    East Texas Medical
                                    Lone Star Steel
                                    US Post Office
                                    Permian Hospital

                           Client will communicate to ALL TEL in writing the request for additional customers to receive their bills on CD-ROM. Client will communicate the software requirements to all CD-ROM customers."

2.       The following new Section 2.7 shall be added to Exhibit E to the
         Agreement:

                  "2.7 FEES FOR CD-ROM BILLING SERVICES. Client shall pay to ALL TEL the following Service Fees for the CD-ROM Billing Services described in Section 7 of Exhibit A:.

                           Implementation Fee $[*****]

                           Monthly Service Fees $[*****] per CD-ROM per month."

3. All capitalized terms not otherwise defined in this Sixth Amendment shall have the same meaning set forth in the Agreement.

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4.       Except as herein expressly amended, the Agreement as previously amended is ratified, confirmed and remains in full force and effect.

5. All references to the Agreement shall mean as such Agreement is amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

6. This Sixth Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the Sixth Amendment Effective Date by their duly authorized representatives.

ALLTEL INFORMATION SERVICES, INC.      VALOR TELECOMMUNICATIONS ENTERPRISES, LLC

By:    /s/ Roger J. Leitner            By:    /s/ William F. Kasdorf
       -----------------------------          ----------------------
Name:  Roger J. Leitner                Name:  William F. Kasdorf

Title: President - AIS Telcom          Title: Senior VP - Sales & Marketing

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